Exhibit 10.17

Summary of Compensatory Arrangements with Named Executive Officers

Named Executive Officer Compensation. The Company’s executive compensation program has several elements, all determined by individual performance, Company profitability, and/or stock price performance.

Base Salary Compensation

Base salary levels for named executive officers in 2008 have been determined as follows:

Gertrude Boyle	$795,000
Timothy P. Boyle	810,000
Bryan L. Timm	421,260
Patrick D. Anderson	371,315
Mark J. Sandquist	343,200

Other Compensation

In addition to his or her base salary, each of the named executive officers is eligible to participate in the following:

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The Executive Incentive Compensation Plan, under which cash bonuses in varying amounts may be granted based on the Company achieving pre-determined financial goals and/or the individual achieving pre-determined personal goals.

•	The 1997 Stock Incentive Plan, under which stock options, restricted stock units and other equity compensation may be granted based on factors such as the level of base pay and individual performance.

•	The Company’s 401(k) profit-sharing plan and other health and benefit plans generally available to Company employees.